Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President and

Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION

ANNOUNCES 1 MILLION INCREASE IN SHARE REPURCHASE AUTHORIZATION;

DECLARES QUARTERLY DIVIDEND OF $0.22 PER SHARE

Uniondale, NY – May 17, 2022 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that the Board of Directors (the “Board”) has authorized an increase in the purchase of its common stock by 1,000,000 shares. Stock can be purchased from time to time, in the open market or through private transactions, subject to market conditions. There is no expiration or maximum dollar amount under this authorization. From April 1, 2022 through May 10, 2022, the Company repurchased 147,307 shares at an average price of $21.83 and has 340,880 shares remaining under its previous authorization. The combined remaining authorization is 1.3 million shares.

Additionally, the Board declared a quarterly dividend on its common stock of $0.22 per common share, payable on June 24, 2022 to shareholders of record at the close of business on June 3, 2022.

John R. Buran, the Company’s President and Chief Executive Officer, stated: “The Board of Directors authorized an increase of 1 million shares to our current repurchase program. With our history of a low risk business model, low loan to values for our real estate loans, and strong credit metrics, we are confident in our ability to support an increased stock repurchase program. This quarter’s dividend marks the 103rd consecutive quarterly dividend. The increase in the share repurchase authorization and the quarterly dividend payment, highlights our commitment to shareholders while supporting and investing in the franchise over the short and long term. An improving local economy, in-market merger disruption, and a record loan pipeline should translate into improved growth in 2022.”

FLUSHING FINANCIAL CORPORATION (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at FlushingBank.com.

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Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer718-961-5400IR@FlushingBank.com